UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2011 (March 31, 2011)

Getty Realty Corp.
(Exact name of registrant as specified in charter)

Maryland (State of Organization)	001-13777 (Commission File Number)	11-3412575 (IRS Employer Identification No.)

125 Jericho Turnpike, Suite 103 Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (516) 478-5400

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

The Current Report on Form 8-K of Getty Realty Corp. (the “Company”) filed on April 6, 2011 (“the Initial Form 8-K”) is hereby amended solely to provide unaudited pro forma financial information related to a sale/leaseback transaction with Nouria Energy Ventures I, LLC (“Nouria”), a subsidiary of Nouria Energy Group, whereby the Company acquired 66 Shell branded gasoline station and convenience store properties located in and around the Greater Boston and Southern New Hampshire area (the “Nouria Transaction”), all as described in the Initial Form 8-K.

The Company’s total investment in the Nouria Transaction was approximately $86.0 million, which was financed entirely with borrowings under the Company’s existing $175.0 million amended and restated senior unsecured credit agreement.

The properties were acquired in a simultaneous transaction among Motiva Enterprises LLC (“Shell”), Nouria and the Company whereby Nouria acquired 66 gasoline station and convenience store properties from Shell and simultaneously completed a sale/leaseback of the real property interests pertaining to the properties, and certain personal property related thereto, with the Company. The lease between the Company’s wholly-owned subsidiary, GTY MA/NH Leasing, Inc., as lessor, and Nouria, as lessee, governing the properties is a unitary triple net lease agreement (the “Unitary Lease”), with an initial term of 20 years, and options for two successive renewal terms of 10 years each followed by an option for one renewal term of five years. The Unitary Lease requires Nouria to pay a fixed annual rent for the properties, plus an amount equal to all rent due to third party landlords pursuant to the terms of third party leases.  The Unitary Lease also provides for annual rent escalations.  As a triple-net lease, Nouria as lessee is also required to pay all amounts pertaining to the properties subject to the Unitary Lease, including environmental expenses, taxes, assessments, licenses and permit fees, charges for public utilities and all governmental charges.

The unaudited pro forma financial information provided herein was not available to the Company at the time the Company filed the Initial Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(b)      Pro Forma Financial Information.

See index to Unaudited Pro Forma Consolidated Balance Sheet on page 4, which is incorporated herein by reference.

Forward Looking Statements

Certain statements in this Current Report on Form 8-K/A may constitute “Forward Looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  When the words “believes”, “expects”, “plans”, “projects”, “estimates” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on management’s current beliefs and assumptions and information currently available to management and involve known and unknown risks (including the risks described in “Item 1A. Risk Factors” contained in our most recent Annual Report on Form 10-K and other risks that we describe from time to time in our other filings with the Securities and Exchange Commission), uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  Information concerning factors that could cause our actual results to differ materially from these forward-looking statements can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as well as in the other filings we make with the Securities and Exchange Commission. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to publicly release revisions to these forward-looking statements to reflect future events or circumstances or reflect the occurrence of unanticipated events.

GETTY REALTY CORP. AND SUBSIDIARIES
INDEX TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

Page Number

Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2010	6

Notes to Unaudited Pro Forma Consolidated Balance Sheet	7

GETTY REALTY CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

The following unaudited pro forma consolidated balance sheet of Getty Realty Corp. and Subsidiaries (the “Company”) as of December 31, 2010 gives effect to (i) the Company’s acquisition on March 31, 2011 of 66 Shell-branded gasoline station and convenience store properties from, and simultaneous leaseback to, Nouria Energy Ventures I, LLC (“Nouria”), and (ii) borrowings under the Company’s existing $175,000,000 amended and restated senior unsecured credit agreement (the “Credit Agreement”) to fund the purchase of the gasoline station and convenience store properties.

The unaudited pro forma consolidated balance sheet is presented for informational purposes only and does not purport to be indicative of the Company’s financial condition as if the various transactions reflected herein had occurred on the balance sheet date. The pro forma consolidated balance sheet should not be viewed as indicative of the Company’s future financial condition.

The unaudited pro forma consolidated balance sheet and accompanying notes should be read in conjunction with the consolidated financial statements, including the notes thereto, and other information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

GETTY REALTY CORP. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2010
(in thousands, except share data)
(unaudited)

	Historical	Pro Forma Adjustments	Pro Forma

Assets:

Real Estate:
Land	$253,413	$47,810	$301,223
Building and improvements	251,174		251,174
	504,587		552,397
Less – accumulated depreciation	(144,217)		(144,217)
Real estate, net	360,370		408,180
Net investment in direct financing leases	20,540	25,370	45,910
Deferred rent receivable	27,385		27,385
Cash and cash equivalents	6,122		6,122
Recoveries from state underground storage tank funds, net	3,966		3,966
Mortgages, note and accounts receivable, net	1,796	12,000	13,796
Prepaid expenses and other assets	6,965	4,006	10,971
Total assets	$427,144		$516,330

Liabilities and Shareholders’ Equity:

Borrowings under credit line	$41,300	$86,120	$127,420
Term Loan	23,590		23,590
Environmental remediation costs	14,874		14,874
Dividends payable	14,432		14,432
Accounts payable and accrued expenses	18,013	3,863	21,876
Total liabilities	112,209		202,192
Commitments and contingencies	-		-
Shareholders’ equity:
Common stock, par value $.01 per share;
authorized 50,000,000 shares; issued 29,944,155 at December 31, 2010	299		299
Paid-in capital	368,093		368,093
Dividends paid in excess of earnings	(52,304)	(797)	(53,101)
Accumulated other comprehensive loss	(1,153)		(1,153)
Total shareholders’ equity	314,935		314,138
Total liabilities and shareholders’ equity	$427,144		$516,330

See accompanying notes to pro forma consolidated financial statements.

GETTY REALTY CORP. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

1. Basis of Presentation:

The pro forma consolidated balance sheet is unaudited. Certain information and footnote disclosures that would be included in the financial statement presented in accordance with accounting principles generally accepted in the United States have been condensed or omitted. Management believes the disclosures are adequate to make the unaudited pro forma consolidated balance sheet presented not misleading. The pro forma consolidated balance sheet should be read in conjunction with the historical consolidated financial statements, including the notes thereto, and other information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

The unaudited pro forma consolidated balance sheet of the Company reflects the financial condition of the Company as of December 31, 2010 (i) on a historical basis, (ii) as adjusted to reflect the Company’s acquisition on March 31, 2011 of 53 fee owned and 13 leasehold interests in 66 Shell-branded gasoline station and convenience store properties from, and simultaneous leaseback to, Nouria Energy Ventures I, LLC (“Nouria”), and (iii) borrowings under the Company’s Credit Agreement to fund the purchase of the gasoline station and convenience store properties, in each case as if the transactions had occurred on December 31, 2010. The lease between the Company, as lessor, and Nouria, as lessee, governing the properties is a unitary triple net lease agreement (the “Unitary Lease”), with an initial term of 20 years, and options for two successive renewal terms of 10 years each followed by an option for one renewal term of five years. The Unitary Lease requires Nouria to pay a fixed annual rent for the properties plus an amount equal to all rent due to third party landlords pursuant to the terms of third party leases. The Unitary Lease also provides for annual rent escalations.  As a triple-net lessee, Nouria is required to pay all amounts pertaining to the properties subject to the Unitary Lease, including taxes, assessments, licenses and permit fees, charges for public utilities and all governmental charges.

The Company's pro forma allocation of the purchase price among the assets acquired is preliminary and subject to change. The purchase price has been allocated among the assets acquired based on the initial estimates of fair value. These allocations are preliminary and may not be indicative of the final allocations. The Company continues to evaluate the assumptions used in valuing the assets acquired and liabilities assumed. The Company anticipates finalizing these allocations during the latter part of 2011. A change in the final allocation from what is presented may result in an increase or decrease in identified assets and liabilities or the recognition of additional assets, liabilities or expenses and changes in revenue and expenses, including amortization and other expenses.

The Company estimated the fair value of acquired tangible assets (consisting of land, buildings and equipment) “as if vacant” and intangible assets and liabilities consisting of above and below market leases. Based on these estimates, the Company allocated $47,810,000 of the purchase price to land, which is accounted for as an operating lease, $25,370,000 to buildings and equipment, which is accounted for as a direct financing lease and $12,000,000 which is accounted for in notes, mortgages and accounts receivable, net. The Company also recorded $4,006,000 of the purchase price as deferred assets and $3,863,000 as deferred liabilities for amounts allocated to above and below market leases with landlords and tenants. The Company also recognized $797,000 of costs related to the acquisition.

2. Pro forma Adjustments

Represents (i) the acquisition on March 31, 2011 of 53 fee owned and 13 leasehold interests in 66 Shell-branded gasoline station and convenience store properties by the Company, and (ii) borrowings under the Company’s Credit Agreement to fund the transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Getty Realty Corp.

Date: June 16, 2011	By:	/s/ Thomas J. Stirnweis
Vice President, Treasurer and Chief Financial Officer

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